                                                                  Exhibit 99.8

June 8, 2001


Network Peripherals Inc.
2859 Bayview Drive
Fremont, California 94538

Gentlemen:


     I hereby consent to your referencing me in the Form S-4 Registration Statement as an individual who will become a director upon completion of the merger described therein.



Sincerely,

/s/ Steven R. Fischer

Steven R. Fischer